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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 6, 2000
                                                          ---------------


                          U.S. OFFICE PRODUCTS COMPANY
                          ----------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


        DELAWARE                      0-25372                  52-1906050
        --------                      -------                  ----------
(STATE OR OTHER JURISDICTION        (COMMISSION           (I.R.S. EMPLOYER
    OF INCORPORATION)               FILE NUMBER)            IDENTIFICATION NO.)


       1025 THOMAS JEFFERSON ST., N.W., SUITE 600E, WASHINGTON, D.C. 20007
       -------------------------------------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (202) 339-6700
                                                           --------------

                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

SALE OF BLUE STAR BUSINESS SUPPLIES

     On October 6, 2000, US Office Products Company (the "Company") closed the sale of its Blue Star Business Supplies unit to Boise Cascade Office Products for cash proceeds of approximately $114 million ($213 million Australian dollars). The operations sold included Blue Star's office products distribution and education supplies businesses in Australia and New Zealand. Revenues from these operations were approximately $332 million in fiscal year 2000, which ended April 29, 2000. Approximately $5 million of the proceeds is being held in escrow for up to six months to secure potential claims, if any, under the terms of the sale agreements. As part of the transaction, the Company also sold its remaining 40% equity interest in the technology businesses formerly owned by the Blue Star Group ("Blue Star Business Solutions") to companies controlled by Eric Watson, the former CEO of the Blue Star Group. In consideration for the Company's interest in the technology business, Mr. Watson has agreed to relinquish potential claims against the Company that could have delayed or blocked the Blue Star Business Supplies transaction and agreed to limitations on his contractual rights to participate in any future divestitures by the Blue Star Group. The Company expects to record a loss of approximately $151 million related to the transaction. The loss includes (1) the realization of approximately $70 million in currency translation losses related to the significant declines in the New Zealand and Australian dollars from the dates the Blue Star Business Supplies businesses were acquired to April 24, 1999 (effective April 25, 1999, the Company changed its accounting treatment on its intercompany loans with the Blue Star Group); (2) a loss of approximately $62 million on the net assets of Blue Star Business Supplies, substantially all of which is attributed to goodwill; and (3) a loss of approximately $19 million on the Company's remaining interest in Blue Star Business Solutions. (For additional information, see the Pro Forma Financial Statements in Exhibit 99.1, including the notes thereto.)

ITEM 5.  OTHER EVENTS.

FOURTH AMENDMENT TO THE BANK CREDIT AGREEMENT

     The Company and its bank lenders have amended the Company's current senior secured bank credit agreement. This fourth amendment is dated as of September 29, 2000. The amendment provides the Company with additional liquidity for its core North American operations and its other businesses and changes the financial covenants and certain other terms of the credit agreement. The Company originally entered into the credit agreement on June 9, 1998. The Company and its banks previously amended the credit agreement on August 21, 1998, April 15, 1999 and April 28, 2000.

     The amendment increases the amount of permitted asset disposition proceeds that the Company may retain for investment in the business by $35 million. As a result of the credit facility amendment and taking into account amounts it was permitted to retain under the agreement prior to this amendment, the Company has retained approximately $45 million of the proceeds from the sale of Blue Star Business Supplies. This retained amount was applied to reduce the outstanding balance under the Company's revolving credit facility and will be used for reinvestment in the Company's business. Approximately $64 million of the sale proceeds was used to reduce outstanding term loans under the senior bank credit facility.


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     The remaining portion of the sale proceeds (approximately $5 million) is being held in escrow for six months under the terms of the sale agreements. When released from escrow, these funds (less any portion paid to satisfy claims) also will be used to reduce the outstanding amount of the Company's senior term loans.

     The Company's revised bank agreement amends the financial covenants through the end of April 2001. As part of this amendment, the Company is required to reduce the amount of its outstanding term loans through the sale of additional assets by $50 million before December 8, 2000 and by an additional $150 million before January 29, 2001. These amounts are in addition to the loan repayments made from the proceeds of the Blue Star Business Supplies sale.

     Under the third amendment, if the Company does not reduce the aggregate loan amounts outstanding under the credit agreement by at least $100 million by October 31, 2000, the applicable interest rate margins will increase by an additional 0.5%. The third amendment provided that such additional interest could be accrued and would not be payable until the end of the fiscal year (or the date on which the bank debt has been reduced by $100 million, whichever is earlier). Under the fourth amendment, this additional interest will no longer be subject to a right of accrual and will be payable currently

     The fourth amendment also adds a new covenant regarding accounts payable. The Company and its domestic subsidiaries, as of the last day of any fiscal month, cannot have aggregate accounts payable of less than $70 million. This minimum will be proportionately decreased if there is a disposition of a domestic subsidiary, product line, or business unit. At July 29, 2000, these payables were approximately $113 million.

ALLEGED DEFAULT UNDER 2001 CONVERTIBLE NOTES

     The Company has outstanding approximately $12.8 million in principal amount of its 5 1/2% Convertible Subordinated Notes Due 2001 (the "Notes"). These Notes mature on February 1, 2001. On October 11, 2000, two investment funds purporting to be the beneficial owners of approximately $7.9 million in principal amount of the Notes delivered a notice alleging that the Company was in default of a covenant in the indenture governing the Notes. The funds assert that the Company was required to give notice to noteholders of a right to have the Notes repurchased by the Company at their face amount, plus accrued interest, as a result of the transfer of the listing of the Company's common stock to the NASD over-the-counter bulletin board.

     The Company has advised these funds that the notice is defective, and that, in any event, it does not believe the transfer of the common stock listing triggered any repurchase right under the terms of the indenture. Therefore, in the Company's view, there is no default under the indenture. The Company intends to vigorously contest any attempt by these funds or any other holders of the Notes to exercise any remedies based on the purported default.

     The Company has also rejected a proposal by the funds that the Company repurchase the Notes at a 10% discount from their face amount. The Company determined that while it presently has funds available for such a repurchase, the use of available funds to repurchase the Notes at this time -- even at the offered discount -- would not serve the best interests of the Company's


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business and all of its stakeholders. The Company intends to repay the Notes upon maturity in February 2001.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

     This Current Report on Form 8-K includes "forward-looking statements," within the meaning of the federal securities laws, that involve uncertainties and risks. These include statements regarding events or developments that the Company expects or anticipates will occur in the future, such as statements about the timing or successfulness of efforts to sell non-core businesses and reduce debt or the Company's ability to remain in compliance with the amended financial covenants in the credit agreement.

     A number of risks and uncertainties could cause actual results, events, and developments to differ from expectations. These include: (1) foreign currency exchange rates and other economic conditions may continue to fluctuate or decline, which could adversely affect the Company's business or results; (2) the Company's operating strategies may not produce anticipated revenue growth, margin improvement, or cost savings, or may produce such benefits less quickly than expected; (3) the Company may not succeed in selling assets or operations or engaging in other transactions with respect to its businesses at reasonable prices or within the timeframes specified in the credit agreement; (4) if the matter were litigated, the Company cannot predict whether a court would uphold the Company's contention that there is no default under the Notes; and (5) the Company's ability to repay the Notes upon maturity will depend on whether it is in compliance with its bank covenants at that time.

     Please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended July 29, 2000, as well as the Company's 2000 Annual Report on Form 10-K, as amended, and its other filings with the SEC for a complete discussion of these and other important factors that could cause actual results to differ materially from those projected by these forward-looking statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(b)  PRO FORMA FINANCIAL INFORMATION.

     See Exhibit 99.1 for pro forma financial information reflecting the disposition of Blue Star Business Supplies.

(c)  EXHIBITS.

2.1 Master Sale and Purchase Agreement by and between US Office Products Company and Boise Cascade Office Products Corporation, dated September 30, 2000.

2.2 Agreement for Sale and Purchase of Business Assets by and between Blue Star Group Pty Limited, Blue Star Corporate Pty Limited, Bookland Pty Limited, Australian Toner Cartridge Co Pty Limited and National Office Products Limited, dated September 30, 2000.

2.3 Agreement for Sale and Purchase of Shares in Filing Efficiency Pty Limited by and between Blue Star Group Pty Limited and National Office Products Limited, dated September 30, 2000.


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2.4       Agreement for Sale and Purchase of Shares in New Zealand Office
          Products Limited and Croxley Stationery Limited by and between Blue Star Group Limited and Boise Cascade Office Products NZ Limited, dated September 30, 2000.

99.1      Pro Forma Financial Information


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      US OFFICE PRODUCTS COMPANY

     OCTOBER 20, 2000                 By: /s/ Warren D. Feldberg
   --------------------                  -------------------------------
          Date                            Warren D. Feldberg
                                          President and Chief Executive Officer


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                                INDEX TO EXHIBITS

NUMBER            DESCRIPTION
------    ----------------------------------------------------------------------

 2.1 Master Sale and Purchase Agreement by and between US Office Products Company and Boise Cascade Office Products Corporation, dated September 30, 2000.

 2.2 Agreement for Sale and Purchase of Business Assets by and between Blue Star Group Pty Limited, Blue Star Corporate Pty Limited, Bookland Pty Limited, Australian Toner Cartridge Co Pty Limited and National Office Products Limited, dated September 30, 2000.

 2.3 Agreement for Sale and Purchase of Shares in Filing Efficiency Pty Limited by and between Blue Star Group Pty Limited and National Office Products Limited, dated September 30, 2000.

 2.4 Agreement for Sale and Purchase of Shares in New Zealand Office Products Limited and Croxley Stationery Limited by and between Blue Star Group Limited and Boise Cascade Office Products NZ Limited, dated September 30, 2000.

99.1      Pro Forma Financial Information


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